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                                                                 Exhibit 99(d-4)

                             SUB-ADVISORY AGREEMENT
                      PACIFIC CAPITAL NEW ASIA GROWTH FUND

     AGREEMENT is made as of July 19, 1999 among Pacific Capital Funds (the "Trust"), Pacific Century Trust (the "Adviser"), and CMG First State (Hong Kong) LLC ("Sub-Adviser").

     WHEREAS, the "Trust" is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has been appointed investment adviser to the Trust's Pacific Capital New Asia Growth Fund, (the "Fund"); and

     WHEREAS, the Adviser desires to retain Sub-Adviser to assist in the provision of a continuous investment program for the Fund and Sub-Adviser is willing to do so;

     WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Adviser hereby appoints Sub-Adviser to act as sub-adviser to the Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the foreign component of the Fund's portfolio, including investment research and management with respect to all foreign securities and investments and cash equivalents in the Fund. Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Funds' prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

     Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

         (a) will prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund and determine from time to time what securities and other investments will be purchased, retained or sold for the Fund, including, with the assistance of the Adviser, the Fund's investments in futures and forward currency contracts;

         (b) will manage in consultation with the Adviser the Fund's temporary investments in securities;

         (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer;

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         (d) will not purchase shares of the Fund for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

         (e) will manage the Fund's overall cash position, and determine from time to time what portion of the Funds' assets will be held in different currencies;

         (f) will provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments and occasional "Spot Lights" on international investment issues;

         (g) will attend regular business investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser;

         (h) will evaluate the systemic risks of holding the Fund's assets in various countries, including without limitation their financial infrastructures, prevailing custody and settlement practices, risks of nationalization and other governmental actions, regulation of banking and securities industries, currency controls and restrictions, market conditions which may affect the orderly execution of securities transactions or affect the value of such transactions, and the use of depositories required by law or regulation or prevailing market practices; and

         (i) will maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

     3. Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the services provided to the Fund that it:

         (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

         (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

         (c) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

     4. Services Not Exclusive. Except as provided herein, the services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser from acting as investment adviser or manager for any other person or persons,



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including other investment companies, except that Sub-Adviser shall not provide primary advisory or sub-advisory services of any nature to any registered investment company (a) that has an investment objective or style substantially similar to that of the Pacific Capital New Asia Growth Fund ("an Asia Fund") and
(b) that offers its shares (or any class thereof) in Hawaii, California, Guam or Arizona. Notwithstanding the prohibited services described in the immediately preceding sentence, in the event that Sub-Adviser wishes to advise or sub-advise another Asia Fund, it shall notify the Adviser and the Trust of such desire and, following such notification, the Adviser, Sub-Adviser and the Trust shall negotiate in good faith (for at least 30 days prior to any notice of termination submitted arising from a disagreement on this prohibition), a modification to this prohibition that will allow Sub-Adviser to provide services to another Asia Fund, such that the economic and other interests of the Adviser, Sub-Adviser and the Trust are adequately addressed or (ii) limit or restrict Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any activities which will adversely affect the performance of its obligations to the Fund under this Agreement.

     5. Portfolio Transactions. Investment decisions for the Fund shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

     Sub-Adviser shall place orders for the purchase and sale of portfolio securities and shall solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determination for the Fund either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either



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that particular transaction or Sub-Adviser's overall responsibilities to the
Fund and to the Trust. In no instance will portfolio securities be purchased from or sold to Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the rules of the Securities and Exchange Commission.

     6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     7. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

     8. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee, computed daily and payable quarterly, from Adviser, calculated at the annual rate of 0.50% of the Fund's average daily net assets.

     9. Standard of Care; Limitation of Liability. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in performance of services rendered hereunder in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     10. Reference to Sub-Adviser. Neither the Adviser nor any affiliate or agent of the Adviser shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Fund, which references shall not differ in substance from those included in the current registration statement pertaining to the Fund, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Fund, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

     11. Duration and Termination. This Agreement shall terminate on November 15, 1999 unless it has been approved by a majority of the Fund's shareholders. If so approved, then unless sooner terminated, this Agreement shall continue until the second anniversary hereof and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of a majority of the Fund's shareholders, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. As used herein, a "majority" of the Fund's shareholders means the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy



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or (b) more than 50% of the outstanding shares of the Fund. This Agreement is terminable at any time without penalty, on 60 days' notice, by Adviser, by Sub-Adviser, by the Trust's Board of Trustees, or by vote of a majority of the Fund's shareholders. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     12. Amendment of This Agreement. No provision of Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by the vote of (i) a majority of the outstanding voting securities of the Fund and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

     13. Notice. Any notice, advise or report to be given pursuant to this Agreement shall be delivered or mailed:

              To Sub-Adviser at:

                  CMG First State (Hong Kong) LLC
                  -------------------------------
                  3 Exchange Square, Room 604-6
                  8 Connaught Place Central
                  Hong Kong

              To the Adviser at:

                  Pacific Century Trust
                  ---------------------
                  111 S. King Street
                  Honolulu, Hawaii 96813

              To the Trust at:

                  Pacific Capital Funds
                  ---------------------
                  c/o BISYS Fund Services
                  3435 Stelzer Road
                  Columbus, Ohio 43219-3035

     14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     16. Personal Liability. The names "Pacific Capital Funds" and "Trustees"
refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against such series.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above-written.

                                        PACIFIC CENTURY TRUST

                                        By: /s/ William J. Barton
                                           -------------------------------------
                                        Name: William J. Barton
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------

                                        CMG FIRST STATE (HONG KONG) LLC

                                        By:  /s/ Waring T.D.T
                                           -------------------------------------
                                        Name: Waring T.D.T
                                             -----------------------------------
                                        Title: CEO Asia
                                              ----------------------------------

                                        PACIFIC CAPITAL FUNDS

                                        By:  /s/
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                             -----------------------------------

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